Exhibit 10.49
FORM OF
RESTRICTED STOCK AGREEMENT
Non-Employee Directors
          THIS RESTRICTED STOCK AGREEMENT is made effective as of [DATE] (the “Grant Date”), by and between WebMD Health Corp., a Delaware corporation (the “Company”), and [NAME] (the “Holder”):
          WHEREAS, the Company’s Board of Directors has determined that it would be to the advantage and in the best interest of the Company and its stockholders to enter into this Restricted Stock Agreement (the “Agreement”) pursuant to the Company’s 2005 Long-Term Incentive Plan, (the “Plan”; all capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Plan) to assign certain shares of Common Stock of the Company subject to certain restrictions thereon (hereinafter referred to as the “Restricted Stock”) to the Holder in consideration of services as a member of the Board of Directors.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
ARTICLE I.
AWARD OF RESTRICTED STOCK
     Section 1.1 Award of Restricted Stock.
          In consideration of Holder’s services and for other good and valuable consideration which the Committee has determined, the Company hereby awards and assigns to the Holder, on the Grant Date, [NO. OF SHARES] shares of Restricted Stock. The Restricted Stock is awarded under and subject to the terms and conditions of the Plan.
     Section 1.2 Not a Guarantee of Service.
          Nothing in this Agreement shall confer upon the Holder any right to continue as a member of the Company’s Board of Directors, or interfere with or restrict in any way the right of the Company to terminate your service in accordance with the Company’s bylaws and applicable laws, rules and regulations.

ARTICLE II.
RESTRICTIONS
     Section 2.1 Definition.
          “Restrictions” shall mean the restrictions on sale or other transfer set forth in Section 3.1, the exposure to forfeiture set forth in Section 2.2 and the vesting set forth in Section 2.3.
     Section 2.2 Forfeiture.
          Any share of Restricted Stock that is not vested pursuant to Section 2.3 upon the termination of service of the Holder, for any reason other than as a result of death or Disability, shall thereupon be forfeited to the Company without payment. In the event of the termination of the Holder’s service as a result of the death or Disability of the Holder, all Restrictions shall lapse as of the date of termination.
     Section 2.3 Vesting and Lapse of Restrictions.
          Subject to Sections 2.2, 2.4 and 2.6, each share of Restricted Stock shall not be transferable until such share becomes vested. Twenty five percent (25%) of the shares of Restricted Stock shall vest and the Restrictions on such shares shall lapse annually on each of the first, second, third and fourth anniversaries of the Grant Date; provided, however, that if a vesting date shall fall on a date which is during a black-out period with respect to the Common Stock to which Holder is subject, such vesting date shall be delayed until the first day after the expiration of such black-out period.
     Section 2.4 Legend.
          Certificates representing shares of Restricted Stock assigned pursuant to this Agreement shall, until all Restrictions lapse or shall have been removed and new certificates are assigned pursuant to Section 2.5, be held by the Corporation and bear the following legend:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN WEBMD HEALTH CORP. (THE “COMPANY”) AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT.”

     Section 2.5 Assignment of Certificates for Vested Shares.
          Upon the vesting of the shares of Restricted Stock as provided in Section 2.3 and subject to Section 3.3, the Company shall cause new certificates to be assigned with respect to such vested shares and delivered to the Holder or his legal representative, free from any Restrictions and free from the legend provided for in Section 2.4; provided, that such shares shall remain subject to applicable securities laws and the Company’s applicable trading policy. Such vested shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement and shall be shares of Common Stock of the Company free of all Restrictions (other than any applicable securities law restrictions or any restrictions imposed by the Company’s applicable trading policy).
     Section 2.6 Restrictions On New Shares.
          In the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 15.1 of the Plan, such new or additional or different shares or securities which are attributable to the Holder in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides, for the removal or lapse of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities.
ARTICLE III.
MISCELLANEOUS
     Section 3.1 Restricted Stock Not Transferable.
          No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.
     Section 3.2 Conditions to Delivery of Stock Certificates.
          The Company shall not be required to deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:
     (a) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and
     (b) The payment by the Holder of all amounts required to be withheld, under federal, state and local (or applicable foreign) tax laws, with respect to the issuance and/or the lapse or removal of any of the Restrictions which may be paid either by the Holder or by the Company withholding that number of shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation in accordance with procedures established by the Company; and
     (c) The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.
          In addition, the Company may, at its sole election, cancel the Common Stock underlying the Restricted Stock in the event the Holder fails to satisfy the applicable tax withholdings within 45 days of the applicable vesting date.
     Section 3.3 Physical Custody.
          The Secretary of the Company or such other representative as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed; provided, however, that in no event shall the Holder retain physical custody of any certificates representing unvested Restricted Stock assigned to Holder.
     Section 3.4 Notices.
          Any notice required by this Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand or, in accordance with applicable law, via the Company’s e-mail or intranet site; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance.

If to the Company:	WebMD Health Corp.
111 Eighth Avenue
New York, NY 10011
          And if to the Holder: To the address specified in the Company’s payroll records.
          By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder’s personal representative if such representative has previously informed the Company of representative’s status and address by written notice under this Section 3.4.
     Section 3.5 Rights as Stockholder.
          Except as otherwise provided herein, upon delivery of the shares of Restricted Stock to the representative pursuant to Section 3.3, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Restricted Stock shall be subject to the Restrictions.
     Section 3.6 Withholding Tax.
          The Holder agrees that, in the event of the issuance of the Restricted Stock or the expiration of Restrictions thereon results in the Holder’s realization of income which for federal, state or local income tax purposes is, in the opinion for the Company, subject to withholding of tax at source by the Company, the Holder will pay to the Company an amount equal to such withholding tax prior to the Company’s delivery of the Certificate or the Company shall withhold that number of Shares of Common Stock with a Fair Market Value equal to the minimum tax withholding obligation.
     Section 3.7 Titles.
          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
     Section 3.8 Conformity to Securities Laws.
          The Holder acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the 1933 Act and the 1934 Act and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be assigned, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, this Agreement and the Restricted Stock assigned hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     Section 3.9 Amendment.
          This Agreement may be amended without the consent of the Holder provided that such amendment would not impair any rights of the Holder under this Agreement. No amendment of this Agreement shall, without the consent of the Holder, impair any rights of the Holder under this Agreement.

     Section 3.10 Governing Law.
          The laws of the State of Delaware shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     Section 3.11 Section 83(b) Election.
          If, within 30 days of the Grant Date, a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to all or any portion of the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.
     Section 3.12 Set-off
          If at any time the Holder is indebted to the Company or any subsidiary, the Company may in its discretion withhold shares of Common Stock issuable to the Holder following the lapse of Restrictions having a Fair Market Value up to the amount of such indebtedness. The Holder acknowledges that this Award is additional collateral and subject to the terms of any loan arrangement or advance made by the Company (or a subsidiary thereof) to the Holder.
     Section 3.13 The Plan
          The Plan is incorporated in this Agreement by reference and together with this Agreement sets forth the terms and conditions of the Restricted Stock. In the event of any conflict or inconsistency between the Plan and this Agreement, the Plan shall govern and this Agreement shall be interpreted to minimize or eliminate any such conflict or inconsistency.
          IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

WEBMD HEALTH CORP.,
a Delaware corporation

By:

Its:

HOLDER:

[NAME]

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986
     The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for 200___the amount of any compensation taxable in connection with the taxpayer’s receipt of the property described below:
     1. The name, address, taxpayer identification number and taxable year of the undersigned are:

TAXPAYER’S NAME:

SPOUSE’S NAME:

TAXPAYER’S SOCIAL SECURITY NO.:

SPOUSE’S SOCIAL SECURITY NO.:

TAXABLE YEAR:	Calendar Year [2005]

ADDRESS:

     2. The property which is the subject of this election is                                 shares of common stock of WebMD Corporation.
     3. The property was transferred to the undersigned on [GRANT DATE].
     4. The property is subject to the following restrictions: The shares of common stock are subject to forfeiture if unvested as of the date of termination of service and are nontransferable until vested.
     5. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $[PRICE] per share x                       shares = $                     .
     6. The undersigned paid $0.00 per share x                      shares for the property transferred or a total of $0.00.
     The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned’s receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.
     The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under Utah law.

Dated:
Taxpayer
The undersigned spouse of taxpayer joins in this election.

Dated:

Spouse of Taxpayer